                                                                    EXHIBIT 99.1




                                                        RELEASE DATE:
                                                        December 5, 2003

                                                        CONTACT:
                                                        Kmart Media Relations
                                                        (248) 463-1021

                                                        Kmart Investor Relations
                                                        (248) 463-1040




                            KMART HOLDING CORPORATION
                       REPORTS THIRD QUARTER 2003 RESULTS

                NET LOSS NARROWS; MARGIN, OPERATING COSTS IMPROVE
            ZERO BORROWING LEVEL SUSTAINED THROUGH PEAK BUYING SEASON


TROY, MICHIGAN, December 5, 2003 - Kmart Holding Corporation (NASDAQ: KMRT) announced today the Company's financial results for the third quarter of fiscal 2003.

For the 13 weeks ended October 29, 2003, Kmart Holding Corporation (Kmart) reported a net loss of $23 million, or ($0.26) per share. Kmart Corporation reported a net loss of $383 million for the 13 weeks ended October 30, 20021.

Loss before interest, reorganization items, income taxes and discontinued operations was $10 million for the third quarter of 2003, versus a loss of $328 million in the same period a year ago.

Net sales for the 13 weeks ended October 29, 2003, were $5.092 billion, a decrease of 21.2 percent from $6.459 billion a year ago. On a same-store basis, sales declined 8.6 percent for the third quarter of 2003, compared to the third quarter of 2002. The decrease in same-store sales is due primarily to the year-over-year comparison with several Company-wide promotional events that were taking place a year ago, and the reduction in the frequency of mid-week advertising circulars in the current year. The decrease in total sales is attributable to the decrease in same-store sales and the closure of 316 stores during the first quarter of fiscal 2003.

Julian C. Day, President and Chief Executive Officer of Kmart, said: "We continue to actively manage our business in a disciplined fashion steadily increasing our margin realization, reducing operating costs, enhancing the productivity of our assets and improving the overall store experience for our customers. Our focus on profitable sales and a consequent reduction in losses

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from clearance sales and promotional events resulted in a decrease in same-store sales in the third quarter. The actions we have taken to drive profitability contributed to a mid-teens decline in November same-store sales, but allowed us to operate the Company profitably in November 2003." Last year the Company reported a loss for November (neither period included the Thanksgiving Holiday weekend).

As of October 29, 2003, Kmart had approximately $0.9 billion in cash and cash equivalents, and borrowing availability of approximately $1.6 billion on its $2 billion credit facility inclusive of outstanding letters of credit. In light of its favorable liquidity position, the Company has since voluntarily reduced the size of its credit facility to $1.5 billion to reduce the overall cost of the facility.

Day added, "The strength of our liquidity position is especially noteworthy, as we have progressed through the peak buying period for the holiday season with no direct borrowings drawn from our credit facility. In fact, at our point of lowest liquidity, the Company had over $800 million in cash and cash equivalents."

Gross margin increased $61 million to $1.167 billion, for the 13 weeks ended October 29, 2003, from $1.106 billion for the 13 weeks ended October 30, 2002. Gross margin, as a percentage of sales, increased to 22.9 percent for the 13 weeks ended October 29, 2003, from 17.1 percent for the comparable period in the prior year. The overall improvement in gross margin rate is primarily attributable to lower distribution costs as a result of the Company's in-sourcing of pantry, food and consumable products, lower depreciation expense resulting from impairment charges taken while operating in bankruptcy and as a result of the write-off of long-lived assets in conjunction with the application of Fresh-Start accounting. A lower rate of inventory shrinkage, supplier cost reductions and an improved sales mix stemming from a significant decrease in promotional sales events and mid-week circulars also contributed to the margin improvement. Gross margin also benefited from the reclassification of co-op advertising recoveries recorded in Cost of sales, buying and occupancy in 2003, as required under generally accepted accounting principles. These improvements in the gross margin rate were partially offset by the impact of clearance markdowns.

Selling, general and administrative expenses (SG&A), which includes advertising costs (net of co-op recoveries of $108 million in 2002), decreased $270 million to $1.178 billion for the 13 weeks ended October 29, 2003 compared to $1.448 billion for the 13 weeks ended October 30, 2002. The decrease in SG&A is primarily due to the reduction of the Company's store base after closing 316 stores during the first quarter of fiscal 2003, as well as a decrease in payroll and other related expenses from corporate headquarters' cost reduction initiatives. In addition, lower depreciation expense resulting from impairment charges taken while operating in bankruptcy and the write-off of long-lived assets in conjunction with Fresh-Start accounting combined with a decrease in advertising expense contributed to the improvement in SG&A expenses. Collectively, these reductions were partially offset by the impact of the reclassification of co-op recoveries, as discussed above. SG&A, as a percentage of sales, increased to

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23.1 percent for the 13 weeks ended October 29, 2003, from 22.4 percent for the comparable period in the prior year. As a percent of sales, the increase is due primarily to the reclassification of co-op advertising recoveries as discussed above.

DISCLOSURE OF FINANCIAL INFORMATION IN ACCORDANCE WITH REGULATION FD

Year-to-date Adjusted EBITDA

Year-to-date Adjusted EBITDA (Year-to-date earnings before interest, taxes, depreciation, amortization, reorganization costs, fresh start valuation charges, restructuring, impairment and other charges and other bankruptcy-related items) was $166 million. Disclosure of Year-to-date Adjusted EBITDA is being made for purposes of communicating to employees year-to-date performance results as compared to the performance goals outlined in the Company's incentive compensation program, and accordingly, to comply with the disclosure requirements under Regulation FD.

Year-to-date Adjusted EBITDA is a non-GAAP financial measure. Year-to-date Adjusted EBITDA is not the same as EBITDA defined in Kmart's credit facility. Year-to-date Adjusted EBITDA is a Company-defined metric used solely by Kmart's management for the administration of the Company's incentive compensation program for eligible employees. Year-to-date Adjusted EBITDA is not a measure or indicator of the overall financial condition or performance of Kmart and should not be used by investors as a basis for formulating investment decisions. Set forth below and as required under Regulation G, is a reconciliation of the Condensed Consolidated Statements of Operations to Year-to-date Adjusted EBITDA:


Net loss for the 13 weeks ended October 29, 2003 (Successor)            $ (23)
Net loss for the 13 weeks ended July 30, 2003 (Successor)                  (5)
Net loss for the 13 weeks ended April 30, 2003 (Predecessor)             (862)
                                                                        -----
                                                                         (890)

Year-to-date adjustments to reconcile Net Loss for the 26-weeks ended October 29, 2003 and the 13-weeks ended
April 30, 2003 to year-to-date adjusted EBITDA:

    Discontinued operations                                                10
    Interest expense, net                                                 102
    Benefit from income taxes                                             (21)
    Depreciation and amortization                                         141
    Reorganization items, net                                             769
    Restructuring, impairment and other charges                            37
    Post-emergence bankruptcy-related items, net                           27
    Other                                                                   1
                                                                        -----
Year-to-date adjusted EBITDA                                            $ 166
                                                                        =====


                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)



                                                     SUCCESSOR      PREDECESSOR       SUCCESSOR       PREDECESSOR     PREDECESSOR
                                                      COMPANY         COMPANY          COMPANY          COMPANY         COMPANY
                                                  13-WEEKS ENDED   13-WEEKS ENDED   26-WEEKS ENDED   13-WEEKS ENDED 39-WEEKS ENDED
                                                 OCTOBER 29, 2003 OCTOBER 30, 2002 OCTOBER 29, 2003  APRIL 30, 2003 OCTOBER 30, 2002
                                                 ---------------- ---------------- ----------------  -------------- ----------------
Sales                                                $  5,092        $   6,459        $  10,744         $  6,181       $  20,823
Cost of sales, buying and occupancy                     3,925            5,353            8,344            4,762          17,784
                                                      --------        ---------        ---------         --------       ---------
Gross margin                                            1,167            1,106            2,400            1,419           3,039

Selling, general and administrative expenses            1,178            1,448            2,401            1,421           4,653
Restructuring, impairment and other charges                --               (6)              --               37               8
Equity income in unconsolidated subsidiaries               (1)              (8)              (3)              (7)            (27)
                                                      --------        ---------        ---------         --------       ---------
(Loss) income before interest, reorganization
    items, income taxes and discontinued operations       (10)            (328)               2              (32)         (1,595)
Interest expense, net                                      24               37               45               57             102
Reorganization items, net                                  --                4               --              769             259
Benefit from income taxes                                 (11)              (7)             (15)              (6)            (19)
                                                      --------        ---------        ---------         --------       ---------
Loss before discontinued operations                       (23)            (362)             (28)            (852)         (1,937)
Discontinued operations (net of income taxes of
of $0, $0 and $0, respectively)                            --              (21)              --              (10)           (181)
                                                      --------        ---------        ---------         --------       ---------
Net loss                                             $    (23)       $    (383)       $     (28)        $   (862)      $  (2,118)
                                                      ========        =========        =========         ========       =========
Basic/diluted loss before discontinued operations    $  (0.26)       $   (0.72)       $   (0.32)        $  (1.63)      $   (3.85)
Discontinued operations                                    --            (0.04)              --            (0.02)          (0.36)
                                                      --------        ---------        ---------         --------       ---------
Basic/diluted net loss per common share              $  (0.26)       $   (0.76)       $   (0.32)        $  (1.65)      $   (4.21)
                                                      ========        =========        =========         ========       =========
Basic/diluted weighted average shares (millions)         89.6            502.5             89.6            522.7           502.7

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                    (DOLLARS IN MILLIONS, EXCEPT SHARE DATA)
                                   (UNAUDITED)


                                                                                   SUCCESSOR
                                                                                    COMPANY             PREDECESSOR COMPANY
                                                                                  ------------      ---------------------------
                                                                                   OCTOBER 29,      JANUARY 29,     OCTOBER 30,
                                                                                      2003             2003             2002
                                                                                  ------------      ---------------------------
ASSETS
CURRENT ASSETS
 Cash and cash equivalents                                                          $    941         $    613         $    381
 Merchandise inventories                                                               4,404            4,825            6,330
 Other current assets                                                                    552              664              687
                                                                                    --------         --------         --------
TOTAL CURRENT ASSETS                                                                   5,897            6,102            7,398
Property and equipment, net                                                              115            4,892            5,764
Other assets and deferred charges                                                        105              244              230
                                                                                    --------         --------         --------
TOTAL ASSETS                                                                        $  6,117         $ 11,238         $ 13,392
                                                                                    ========         ========         ========
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
 Long-term debt due within one year                                                 $     61         $     --         $     --
 Accounts payable                                                                      1,203            1,248            1,825
 Accrued payroll and other liabilities                                                   733              710              691
 Taxes other than income taxes                                                           295              162              306
                                                                                    --------         --------         --------
TOTAL CURRENT LIABILITIES                                                              2,292            2,120            2,822
                                                                                    --------         --------         --------
LONG-TERM LIABILITIES
 Long-term debt and mortgages payable                                                     24               --              575
 Capital lease obligations                                                               419              623              660
 Pension obligation                                                                      867               --               --
 Unfavorable operating leases                                                            322               --               --
 Other long-term liabilities                                                             486              181              209
                                                                                    --------         --------         --------
TOTAL LONG-TERM LIABILITIES                                                            2,118              804            1,444

TOTAL LIABILITIES NOT SUBJECT TO COMPROMISE                                            4,410            2,924            4,266

LIABILITIES SUBJECT TO COMPROMISE                                                         --            7,969            7,128

 Predecessor Company obligated mandatorily redeemable convertible preferred securities of a subsidiary trust holding solely 7-3/4% convertible junior subordinated debentures (redemption value $648 and
  $883, respectively)                                                                     --              646              874

SHAREHOLDERS' EQUITY (DEFICIT)
 Successor Company preferred stock 20,000,000 shares authorized;
  no shares outstanding                                                                   --               --               --
 Predecessor Company common stock $1 par value, 1,500,000,000 shares
  authorized; 519,123,988 and 503,458,279 shares outstanding, respectively                --              519              503
 Successor Company common stock $0.01 par value, 500,000,000 shares
  authorized; 89,655,445 shares outstanding                                                1               --               --
 Capital in excess of par value                                                        1,735            1,922            1,709
 Treasury stock, at cost                                                                  (1)              --               --
 Accumulated deficit                                                                     (28)          (2,742)          (1,088)
                                                                                    --------         --------         --------
TOTAL SHAREHOLDERS' EQUITY (DEFICIT)                                                   1,707             (301)           1,124
                                                                                    --------         --------         --------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)                                $  6,117         $ 11,238         $ 13,392
                                                                                    ========         ========         ========


                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                              (DOLLARS IN MILLIONS)
                                   (UNAUDITED)


                                                            SUCCESSOR
                                                             COMPANY                 PREDECESSOR COMPANY
                                                        -----------------     ----------------------------------
                                                             26-WEEKS            13-WEEKS           39-WEEKS
                                                              ENDED               ENDED              ENDED
                                                         OCTOBER 29, 2003     APRIL 30, 2003    OCTOBER 30, 2002
                                                        -----------------     --------------    ----------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                    $   (28)          $  (862)          $(2,118)
  Adjustments to reconcile net loss to net cash
    (used for) provided by operating activities:
        Restructuring, impairments and other charges               --                44               788
        Reorganization items, net                                  --               769               278
        Depreciation and amortization                              10               177               558
        Equity income in unconsolidated subsidiaries               (3)               (7)              (27)
  Dividends received from Meldisco                                 --                36                45
  Cash used for store closings and other charges                  (11)              (64)             (147)
  Cash used for payments of exit costs and other
     reorganization items                                        (470)              (19)             (113)
  Change in:
         Inventories                                               27               480            (1,202)
         Accounts payable                                          43              (117)              859
         Deferred income taxes and taxes payable                   (4)              (16)              (23)
         Other assets                                             (10)              123                49
         Other liabilities                                         50                32               252
                                                              -------           -------           -------
NET CASH (USED FOR) PROVIDED BY OPERATING ACTIVITIES             (396)              576              (801)
                                                              -------           -------           -------
CASH FLOWS FROM INVESTING ACTIVITIES
   Proceeds from sale of property and equipment                    93                64                13
   Capital expenditures                                           (61)               (4)             (206)
                                                              -------           -------           -------
NET CASH PROVIDED BY (USED FOR) INVESTING ACTIVITIES               32                60              (193)
                                                              -------           -------           -------

CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from issuance of debt                                  60                --                --
   Proceeds from DIP Credit Facility                               --                --               245
   Payments on debt                                               (36)               (1)              (22)
   Purchase of treasury stock                                      (3)               --                --
   Debt issuance costs                                            (46)               --               (36)
   Payments on capital lease obligations                          (29)              (16)              (57)
   Fees paid to Plan Investors                                    (13)               --                --
   Issuance of common shares                                      140                --                --
                                                              -------           -------           -------
NET CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES               73               (17)              130
                                                              -------           -------           -------
NET CHANGE IN CASH AND CASH EQUIVALENTS                          (291)              619              (864)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                  1,232               613             1,245
                                                              -------           -------           -------
CASH AND CASH EQUIVALENTS, END OF PERIOD                      $   941           $ 1,232           $   381
                                                              -------           -------           -------


Footnote 1:

Upon emergence from bankruptcy on May 6, 2003, Kmart Corporation (Predecessor Company) applied the provisions of Fresh-Start accounting effective as of April 30, 2003, at which time a new reporting entity, Kmart Holding Corporation (Kmart), was deemed to be created. As a result of applying Fresh-Start accounting, the reported historical financial statements of the Predecessor Company for periods ended prior to May 1, 2003 generally are not comparable to those of Kmart. Therefore, comparisons of earnings per share data are not included herein. As referenced within this news release, results of operations for the 13 weeks ended April 30, 2003 and periods ended in fiscal 2002 refer to the Predecessor Company.


About Kmart Holding Corporation

Kmart Holding Corporation (NASDAQ: KMRT) and its subsidiaries (together, "Kmart") is a mass merchandising company that offers customers quality products through a portfolio of exclusive brands that include THALIA SODI, DISNEY, JACLYN SMITH, JOE BOXER, KATHY IRELAND, MARTHA STEWART EVERYDAY, ROUTE 66 and SESAME STREET. Kmart operates more than 1,500 stores in 49 states and is one of the 10 largest employers in the country with 170,000 associates. For more information visit the Company's website at www.kmart.com.



CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION AND OTHER MATTERS

Statements made by Kmart which address activities, events or developments that we expect or anticipate may occur in the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect Kmart's current views with respect to current events and financial performance. Such forward-looking statements are based upon assumptions concerning future conditions that may ultimately prove to be inaccurate and involve risks, uncertainties and factors that could cause actual results to differ materially from any anticipated future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, factors relating to Kmart's internal operations and the external environment in which it operates; marketplace demand for the products of Kmart's key brand partners as well as the engagement of appropriate new brand partners; increasing competition from other retailers; Kmart's ability to operate pursuant to its credit facility; outcome of negotiations on collective bargaining agreements and other labor issues with unions representing employees in our distribution centers; Kmart's ability to obtain and maintain normal terms with its vendors, attract and retain customers, obtain and maintain appropriate inventory, implement its business plan and strategies, attract, motivate and/or retain key executives and associates; and other risks detailed in Kmart's Securities and Exchange Commission filings. Kmart undertakes no obligation to release publicly the results of any revisions to these forward-looking statements to reflect events or circumstances after the date such statements were made.

                                      # # #